Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
The Toro Company:
We consent to the incorporation by reference in the registration statements (Nos. 333-47260, 333-57198, 333-89260, 333-89262, 333-135033, 333-119504, 333-151086, 333-159767, 333-39052, 033-59563, 333-11860, 333-100004, 333-87461, 333-165582, 333-204336, and 333-215251) on Form S-8 of The Toro Company of our report dated December 21, 2018, with respect to the consolidated balance sheets of The Toro Company and subsidiaries as of October 31, 2018 and 2017, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended October 31, 2018, and the related notes (collectively, the "consolidated financial statements"), the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 31, 2018, which report is included in the October 31, 2018 annual report on Form 10-K of The Toro Company.

/s/ KPMG LLP

Minneapolis, Minnesota
December 21, 2018